CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SAN FABIAN RESOURCES, INC.



     It is hereby certified that:

     1. The name of the corporation (herein referred to as the "corporation") is:

                           SAN FABIAN RESOURCES, INC.

     2. The corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on May 16, 1997.

     3. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

     "FOURTH:

     (1) The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 50,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock").

     (2) Upon the amendments herein certified becoming effective and without further action on the part of the Corporation or its stockholders, each of the currently outstanding shares of Common Stock shall be automatically converted and split into 10 shares of Common Stock with the result that the Corporation shall have 20,780,875 shares of issued and outstanding Common Stock. Upon the amendments herein certified becoming effective, each certificate representing shares of Common Stock theretofore issued and outstanding shall be deemed to represent a number of shares of Common Stock equal to the number of shares of Common Stock formerly represented by such certificate multiplied by 10 shares and such shares shall be deemed duly authorized, validly issued, fully paid and non-assessable; and the holder of record of each such certificate shall be entitled to receive a new certificate, upon the surrender of the existing certificate, representing a number of shares of Common Stock equal to the number of shares of Common Stock formerly represented by such certificate multiplied by 10.

     4. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. Written consent has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being an authorized officer of the corporation, has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury, this 26th day of October, 1999.


                                               SAN FABIAN RESOURCES, INC.



                                               BY: /s/ Joseph Sierchio
                                                   -----------------------
                                                   Joseph Sierchio
                                                   President